Exhibit 21.1

Subsidiary	Jurisdiction
8 in 1 Pet Products GmbH	Germany
AAG UK Holding Limited	United Kingdom
AAG UK Parent Limited	United Kingdom
Alaska Merger Acquisition Corp.	USA (Delaware)
Anabasis Handelsgesellschaft GmbH	Germany
AO “Spectrum Brands” Russia	Russia
Applica Asia Limited.	Hong Kong
Applica Manufacturing, S. de R.L de C.V.	Mexico
Applica Mexico Holdings, Inc.	USA (Delaware)
Aquarium Systems Manufacturer of Instant Ocean	France
Armored AutoGroup Inc.	USA (Delaware)
Armored AutoGroup Australia Pty Ltd	Australia
Armored AutoGroup HK Limited	Hong Kong
Armored AutoGroup Malaysia Sdn. Bhd	Malaysia
Armored AutoGroup Philippines Inc.	The Philippines
Armored AutoGroup Puerto Rico LLC	Puerto Rico
Armored AutoGroup Sales Inc.	USA (Delaware)
Armored Auto UK Limited	United Kingdom
Cannines Supplies de Mexico S. de R.L. de C.V.	Mexico
Charged Productions, Inc.	USA (Nevada)
D.H. Haden Limited	United Kingdom
Dai Neng Trading (Shanghai) Co., Ltd. Name Correction	China
Distribuidora Rayovac Guatemala, S.A.	Guatemala
Distribuidora Rayovac Honduras, S.A.	Honduras
EIC Oil & Gas, LLC	USA (Delaware)
FENREMI, tgovina, d.o.o	Slovenia
FIAM Capital Management, LLC	USA (Delaware)
Five Island Asset Management, LLC	USA (Delaware)
Front Street Re (Delaware) Ltd.	USA (Delaware)
FS Holdco II, Ltd.	USA (Delaware)
GloFish LLC	USA (Delaware)
HGI Asset Management Holdings, LLC	USA (Delaware)
HGI Energy Holdings, LLC	USA (Delaware)
HGI Funding, LLC	USA (Delaware)
HGI Funding, SPV LLC	USA (Delaware)
HGI Global Holdings, LLC	USA (Delaware)
Household Products Chile Comercial Limitada	Chile
Iams Europe, B.V.	Germany
Landscape Depot LLC	USA (Texas)
Maanring Holding B.V.	Netherlands
Minera Vidaluz, S.A. de C.V.	Mexico
National Manufacturing Mexico A LLC	USA (Delaware)
National Manufacturing Mexico B LLC	USA (Delaware)
National Openings, LLC	USA (Pennsylvania)
NCZ I, Inc.	USA (Delaware)
NCZ II, Inc.	USA (Delaware)
New FOH, LLC	USA (Delaware)
NZCH Corporation	USA (Delaware)
SPB Remainco Poland Sp.z.o.o.	Poland
Paula GmbH & Co. Vermietungs-KG	Germany
Petbelly International, LLC	USA (Florida)

Exhibit 21.1

PPC Industries Ltd.	BVI
Products Plus Limited	Cayman Islands
Products Plus LLC	USA (Delaware)
Rayovac (UK) Limited	United Kingdom
Rayovac Argentina S.R.L.	Argentina
Rayovac Costa Rica, S.A.	Costa Rica
Rayovac Dominican Republic, S.A.	Dominican Republic
Rayovac El Salvador, S.A. de C.V.	El Salvador
Rayovac Guatemala, S.A.	Guatemala
Rayovac Honduras, S.A.	Honduras
Rayovac Overseas Corp.	BWI
Rayovac Venezuela, S.A.	Venezuela
Remington Asia	BWI
Remington Consumer Products	United Kingdom
Remington Licensing Corporation	USA (Delaware)
Remington Shavers (Hong Kong) Co. Limited	Hong Kong
ROV German General Partner GmbH	Germany
ROV German Limited GmbH	Germany
ROV Holding, Inc.	USA (Delaware)
ROV International Holdings LLC	USA (Delaware)
RRH Appliances Czech Republic s.r.o	Czech Republic
RRH Appliances Limited Sirketi	Turkey
RRH Bulgaria EOOD	Bulgaria
RRH Finland Oy f/ka/ ShelCo 133 Oy	Finland
RRH France SAS	France
RRH Italia S.r.l.	Italy
RRH Norway AS	Norway
RRH Schweiz GmbH	Switzerland
RRH Slovakia s.r.o.	Slovakia
Russell Hobbs Deutschland GmbH	Germany
Russell Hobbs Holdings Limited	United Kingdom
Russell Hobbs Limited	United Kingdom
Salix Animal Health, LLC	USA (Delaware)
Salton (Aust) Pty Ltd	Australia
Salton Hong Kong Limited	Hong Kong
Salton Italia S.r.l.	Italy
Salton NZ Limited	New Zealand
Salus Capital Canada, Ltd.	Canada
Salus Capital Partners II, LLC	USA (Delaware)
Salus Capital Partners, LLC	USA (Delaware)
Salus CLO 2012-1 Ltd.	Cayman Islands
Salus CLO 2012-1, LLC	USA (Delaware)
SB/RH Holdings, LLC	USA (Delaware)
Schultz Company	USA (Missouri)
Shanghai AAG Automotive Products Trading Co. Ltd.	China
Shaser, Inc.	USA (Delaware)
SP Brands Guatemala, Limitada	Guatemala
SPB Austria GmbH	Austria
SPB Denmark ApS	Denmark
SPB France SAS	France
SPB Remainco Sweden AB	Sweden
SPB Sweden AB	Sweden

Exhibit 21.1

SPBA Australia Pty Limited	Australia
SPECB Spectrum Brands Dominican Republic, S.R.L.	Dominican Republic
Spectrum Brands (Barbados) Financing SRL	Barbados
Spectrum Brands (Barbados) Sourcing SRL	Barbados
Spectrum Brands (Hong Kong) Limited	Hong Kong
Spectrum Brands (Shenzhen) Co., Ltd.	China
Spectrum Brands (UK) Holdings Limited	United Kingdom
Spectrum Brands (UK) Limited	United Kingdom
Spectrum Brands (Xiamen) Industrial Co., Ltd.	China
Spectrum Brands Appliances (Ireland) Limited	Ireland
Spectrum Brands Asia	BWI
Spectrum Brands Australia Pty. Ltd.	Australia
Spectrum Brands Austria GmbH	Austria
Spectrum Brands Benelux B.V.	Netherlands
Spectrum Brands Brasil Industria e Comercio de Bens de Consumo Ltda	Brazil
Spectrum Brands Bulgaria EOOD	Bulgaria
Spectrum Brands Canada, Inc.	Canada
Spectrum Brands Colombia S.A.	Columbia
Spectrum Brands Czech spol. s r.o.	Czech Republic
Spectrum Brands de Mexico, S.A. de C.V.	Mexico
Spectrum Brands del Peru S.A.C.	Peru
Spectrum Brands Denmark A/S	Denmark
Spectrum Brands Appliances Holdings B.V.	Netherlands
Spectrum Brands East Asia Holdings Limited	Hong Kong
Spectrum Brands El Salvador, Ltda. de C.V.	El Salvador
Spectrum Brands ESP LLC	USA (Delaware)
Spectrum Brands Europe GmbH	Germany
Spectrum Brands Finland Oy	Finland
Spectrum Brands France S.A.S.	France
Spectrum Brands Germany GmbH	Germany
Spectrum Brands HHI (Shenzhen) Co., Ltd.	China
Spectrum Brands HHI (Zhongshan) Co., Ltd.	China
Spectrum Brands HHI Mexico, S de R.L. de C.V.	Mexico
Spectrum Brands HK1 Limited	Hong Kong
Spectrum Brands HK2 Limited	Hong Kong
Spectrum Brands Holding B.V.	Netherlands
Spectrum Brands Holdings, Inc.	USA (Delaware)
Spectrum Brands Honduras, S. de R.L.	Honduras
Spectrum Brands Hrvatska d.o.o.	Croatia
Spectrum Brands Hungaria Kft	Hungary
Spectrum Brands Italia S.r.L.	Italy
Spectrum Brands Japan K.K.	Japan
Spectrum Brands Legacy, Inc.	USA (Delaware)
Spectrum Brands Lux II S.a.R.L.	Luxembourg
Spectrum Brands Lux III S.a.R.L.	Luxembourg
Spectrum Brands Lux IV S.a.R.L.	Luxembourg
Spectrum Brands Lux V S.a.r.l.	Luxembourg
Spectrum Brands Lux VI S.a.r.l.	Luxembourg
Spectrum Brands Lux S.à.R.L.	Luxembourg
Spectrum Brands New Zealand Limited	New Zealand
Spectrum Brands Norway AS	Norway
Spectrum Brands Panama LLC	Panama

Exhibit 21.1

Spectrum Brands Pet Group Inc.	USA (Delaware)
Spectrum Brands Pet LLC	USA (New York)
Spectrum Brands Poland Sp.Z.o.o.	Poland
Spectrum Brands Portugal Uniipessoal Lda.	Portugal
Spectrum Brands Real Estate B.V.	The Netherlands
Spectrum Brands Romania S.R.L.	Romania
Spectrum Brands Schweiz GmbH	Switzerland
Spectrum Brands Servicios, S.A. de C.V.	Mexico
Spectrum Brands Singapore Pte. Ltd.	Singapore
Spectrum Brands Slovakia spol. s r.o.	Slovakia
Spectrum Brands Sourcing Limited	Hong Kong
Spectrum Brands Spain, S.L.	Spain
Spectrum Brands, Trgovina, d.o.o.	Slovenia
Spectrum Brands, Inc.	USA (Delaware)
Spectrum China Business Trust	China
SPB Sweden AB	Sweden
SPECTRUMCUADOR S.A.	Ecuador
STP Products Manufacturing Company	USA (Delaware)
Tell Holdings Hong Kong Limited	Hong Kong
Tetra (UK) Limited	United Kingdom
Tetra GmbH	Germany
The Armor All/STP Products Company	USA (Delaware)
The Fair Manufacturing Company Limited	Cambodia
Tiefe GmbH	Germany
Toastmaster de Mexico S.A. de C.V.	Mexico
Tong Lung Metal Industry Co., Ltd.	Taiwan
Tong Lung Philippines Metal Industry Co., Inc.	The Philippines
United Industries Corporation	USA (Delaware)
VARTA Consumer Batteries Benelux B.V.	Netherlands
VARTA Consumer Batteries GmbH & Co. KGaA	Germany
VARTA Consumer Batteries Italia S.r.l.	Italy
Varta Limited	U.K.
Varta Pilleri Ticaret Limited Sirketi	Turkey
Viking Acquisitions S. de R.L. de C.V.	Mexico
Viking Acquisitions Servicios S de R.L. de C.V.	Mexico
Weiser Lock Mexico S de R.L. C.V.	Mexico
Zaldy NYC, LLC	U.S. Delaware
Zapata America Corporation	U.S. New York
Zapata Corporation of America	U.S. Delaware
Zapata Investments Corporation	U.S. New York
Zapata North America Corporation	U.S. New York
Zapata Transamerica Corporation	U.S. New York
Zapata Worldwide Corporation	U.S. New York